UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GETTY REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2008

To the Stockholders of
GETTY REALTY CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Realty Corp., a Maryland corporation, will be held at 270 Park Avenue, 11th Floor, New York, New York, on May 15, 2008 at 3:30 p.m., for the following purposes:

(1)	To elect a Board of five directors to hold office for the ensuing year and until the election and qualification of their respective successors.
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 27, 2008 are entitled to notice of and to vote at this meeting or any adjournments or postponement thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use, in accordance with the instructions provided at the end of the enclosed proxy statement, and submit a new proxy card with a later date or vote in person at the meeting should you so desire.

By Order of the Board of Directors,

/s/ Joshua Dicker

Joshua Dicker
General Counsel and Secretary

Jericho, New York
April 16, 2008

NOTE—IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE.

GETTY REALTY CORP.
125 JERICHO TURNPIKE, SUITE 103, JERICHO, NEW YORK 11753

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the “Company” or “Getty”), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 15, 2008 at 3:30 p.m., and at any adjournments or postponements thereof, for the purpose of electing a Board of Directors, ratifying the appointment of independent auditors and transacting such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting Rights, Outstanding Shares and Quorum

At the close of business on March 27, 2008, the record date for stockholders entitled to vote at the meeting, there were 24,765,615 shares of Getty common stock outstanding. Each outstanding share of common share is entitled to one vote. The common shares vote as a single class. In order to constitute a quorum at the meeting, there must be present, or voting by proxy, holders of a majority of the outstanding common stock.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. With respect to the proposals regarding the election of directors and ratification of auditors, abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of any such matter, although they will be considered present for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold ourstock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

This Proxy Statement and form of proxy card is being sent to stockholders on or about April 16, 2008.

ELECTION OF DIRECTORS

Five directors are to be elected at the meeting for a term of one year or until their respective successors are elected and qualified. If a quorum is achieved at the meeting, directors who receive a plurality of the votes cast will be elected to serve for a term of one year.

You may use the enclosed proxy card to cast your votes for the election of the nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director, we intend to vote your proxy for the election of the person, if any, who is designated by the Board of Directors. The persons nominated for election as directors are as follows:

Name—Age Served as Director Since	Offices Held in Getty and/or Principal Occupation for Past Five Years
Milton Cooper – 79 May 1971	Chairman of the Board of Kimco Realty Corporation, a real estate investment trust, since November 1991; Director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development Firm since 1983. Neither company is affiliated with Getty.
Philip E. Coviello – 65 June 1996	Partner of Latham & Watkins LLP, an international law firm, for eighteen years, until his retirement from the firm as of December 31, 2003. Latham & Watkins LLP performed legal services for the Company for many years but no longer provides any legal services to the Company.
Leo Liebowitz – 80 May 1971	Chief Executive Officer of Getty since 1985. Served as President of Getty from May 1971 until May 2004. Served as Chairman, Chief Executive Officer and a director of Getty Petroleum Marketing Inc. (“Marketing”), from October 1996 until December 2000. Serves as a director of the Regional Banking Advisory Board of J. P. Morgan Chase & Co.
Howard Safenowitz – 49 December 1998	President, Safenowitz Family Corp. since June 1997. Served as the Senior Vice President, Business Affairs of Buena Vista Motion Pictures from March 2001 until April 25, 2003, and prior thereto as Vice President, Business Affairs of Walt Disney Pictures and Television from January 1996 until March 2001. Neither company is affiliated with Getty. Served as a director of Marketing from December 1998 until December 11, 2000.
David B. Driscoll – 53 May 2007	Managing Director, Morgan Joseph & Co., Inc. since July 2001. Co-head of ING Barings Americas Equity Capital Markets from 1999 to 2001. Served as coordinator of all of ING Barings Global property activities from 1997 to 1999. From 1996 to 1997 served as the Furman Selz senior officer responsible for property, lodging and leisure activities.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

The following table sets forth the beneficial ownership of Getty common stock as of March 27, 2008, of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty common stock, (ii) each director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days of March 27, 2008 (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Approximate Percent of Class(2)
Barclays Global Fund Advisors	1,536,188	(3)	6.20
Milton Cooper, Director c/o Kimco Realty Corporation 3333 New Hyde Park Road New York, NY 11042	1,327,465	(4)	5.4%
Philip E. Coviello, Director	66,689	(5)	*
Leo Liebowitz, Director and Chief Executive Officer	3,017,994	(6)	12.2%
Howard Safenowitz, Director	2,990,724	(7)	12.1%
Includes shares attributable to: Safenowitz Family Corp. 2,442,197 shares (9.9%) c/o Howard Safenowitz, President	—(7)(9)		(7)(9)
Includes shares attributable to: Safenowitz Partners, LP 1,837,894 shares (7.4%) c/o Safenowitz Family Corp., Howard Safenowitz, President	—(7)(9)(10)		(7)(9)(10)
David B. Driscoll, Director	1,250	(11)	*
Kevin C. Shea, Executive Vice President	13,954		*
Thomas Stirnweis, Vice President, Treasurer and Chief Financial Officer	7,353		*
Directors and executive officers as a group (7 persons)(12)	7,425,429		30.0%

*	Total shares beneficially owned constitute less than one percent of the outstanding shares.
(1)	Unless otherwise indicated, the address of each of the named individual is c/o Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, NY 11735.
(2)	The percentage is determined for each stockholder listed by dividing (A) the number of shares shown for such stockholder, by (B) the aggregate number of shares outstanding plus shares that may be acquired by such stockholder within 60 days.
(3)	The information is derived from a Schedule 13G filed by Barclays Global Fund Advisors and certain affiliated entities on February 5, 2008. According to the Schedule 13G, Barclays Global Fund Advisors and certain affiliated entities have shared voting and shared dispositive power over 1,536,188 shares.
(4)	Includes 10,311 shares held in a partnership of which Mr. Cooper is a partner, 65,537 shares held by his wife as to which he disclaims beneficial ownership, 2,421 shares held in a qualified pension plan for the benefit of Mr. Cooper, 189,607 shares held by a charitable foundation, 21,367 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 4,887 shares held by a retirement fund of which Mr. Cooper is a beneficiary, and 134,052 shares held by CLS General Partnership Corp.
(5)	Includes 25,656 shares held by a charitable remainder trust, 4,000 shares held in a 401(k) plan for the benefit of Mr. Coviello and options covering 7,000 shares that are presently exercisable. Does not include 931 shares in Mr. Coviello’s father’s estate. Mr. Coviello is the co-executor of his father’s estate and disclaims beneficial ownership of such shares.
(6)	Includes 303,623 shares held by Mr. Liebowitz’ wife as to which he disclaims beneficial ownership,

40,724 shares held by a charitable foundation, 20,000 shares held by Liebowitz Family LLC as to which he disclaims beneficial ownership, 52,655 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 394,249 shares held by Liebowitz Realty, LLC and 310,957 shares held by CLS General Partnership Corp.
(7)	Includes 2,442,197 shares attributable to Safenowitz Family Corp., which, in turn, includes 1,837,894 shares held by Safenowitz Partners, LP, 515,000 shares held by Safenowitz Family Partnership, LP and 89,303 shares held by Safenowitz Investment Partners. Also includes 28,179 shares held as custodian for three children, 11,523 shares held by his wife (as to which he disclaims beneficial ownership) and 320,540 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00, of which Mr. Safenowitz is Trustee. Also, includes options covering 5,250 shares that are presently exercisable.
(8)	Includes 203 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan.
(9)	Also included in shares beneficially owned by Mr. Safenowitz. Includes 1,837,894 shares held by Safenowitz Partners, LP, 515,000 shares held by Safenowitz Family Partnership, LP, and 89,303 shares held by Safenowitz Investment Partners. Safenowitz Family Corp. is the general partner of each of Safenowitz Partners, LP, Safenowitz Family Partnership, LP and Safenowitz Investment Partners. Mr. Safenowitz is the President of Safenowitz Family Corp.
(10)	Also included in shares beneficially owned by Safenowitz Family Corp. and included in shares beneficially owned by Mr. Safenowitz.
(11)	Includes options covering 1,250 shares that will be exercisable by Mr. Driscoll within 60 days of March 27, 2008.
(12)	Mr. Liebowitz has pledged approximately 1,847,500 shares. None of the shares beneficially owned by any of the other directors, director nominees or executive officers of the Company are pledged as collateral.

DIRECTORS’ MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

Directors’ Meetings

For 2007, the Board of Directors consisted of Messrs. Liebowitz, Cooper, Coviello and Safenowitz. Mr. Driscoll was elected to the Board on May 21, 2007.

During the year ended December 31, 2007, the Board of Directors held 9 meetings (including 4 regular meetings and 5 special meetings). Each of the directors attended all of the meetings of the Board of Directors, and of the Committees of the Board on which the director served. Each of the directors also attended the Annual Meeting of Stockholders in May 2007. Each of the nominees plans to attend this year’s Annual Meeting of Stockholders to be held on May 21, 2008.

Independence of Directors

The Board of Directors has determined that Messrs. Cooper, Coviello, Driscoll and Safenowitz are “independent” as defined in the listing standards of the New York Stock Exchange (the “NYSE”). In making these determinations, the Board of Directors considered all relevant facts and circumstances, including the “independence” standards set forth in Section 303A.02 of the rules of the New York Stock Exchange. In doing so, the Board of Directors affirmatively determined that none of the directors or any of their family members, other than Mr. Leo Liebowitz (who is the Chief Executive Officer of Getty), has had any relationship with Getty (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as a shareholder and director of Getty, within the last three years. Accordingly, the Board of Directors has affirmatively determined that each of the directors, other than Mr. Liebowitz, is “independent”.

It has been and will continue to be the practice of the Board of Directors to meet at least quarterly each year and have Mr. Liebowitz, as Chairman, chair such meetings. Additionally, it has been the practice of the non-management directors to meet in executive session, without Mr. Liebowitz or any of the other members of management attending, at least quarterly each year. Mr. Driscoll was designated as the Lead Independent Director by the Board of Directors on April 1, 2008 and it is expected that he will chair such meetings of the non-management directors in the future.

Committees

The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, the membership and functions of which are described below.

Audit Committee

The Audit Committee met 8 times in 2007. The Audit Committee consisted of Messrs. Coviello (Chairman), Safenowitz and Cooper for the first three meetings, and consisted of Messrs. Coviello (Chairman), Safenowitz and Driscoll for the remainder. The Committee selects the firm of independent public accountants that audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty’s financial accounting and reporting principles as well as the adoption of new accounting pronouncements. The Committee also examines and discusses the adequacy of Getty’s financial controls with the accountants and with management. In addition to regular meetings, at least one Audit Committee member meets telephonically with management and Getty’s independent auditors to review the Company’s annual and quarterly reports and other reports, as appropriate, prior to their filing with the Securities and Exchange Commission. The entire Audit Committee met with management and Getty’s independent auditors to review the Company’s audited financial statements for the fiscal year ended December 31, 2007, and recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for such fiscal year. Additionally, the Audit Committee reviews, and discusses with management, management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Please also see the Audit Committee Report included in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is “independent” and that each is “financially literate” as such term is defined in the listing standards of the NYSE. In addition, the

Board has determined that each member of the Audit Committee meets the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the Securities and Exchange commission (the “SEC”). The Board has also determined that Mr. Coviello and Mr. Driscoll each qualifies as an “audit committee financial expert” under the relevant rules of the SEC, and each has the requisite accounting/financial management expertise required by the listing standards of the NYSE.

The Charter of the Audit Committee provides that members of the Audit Committee may not be members of the audit committee of three or more other public companies unless such other memberships have been disclosed to the Board and the Board has determined that such simultaneous service does not impair the ability of such member to serve effectively on the Audit Committee. For 2007, Mr. Coviello again confirmed to the Board that his retirement from Latham & Watkins LLP, his former law firm that provided legal services to the Company, was effective as of December 31, 2003. The law firm no longer provides services to the Company.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee met twice in 2007. The Committee consisted of Messrs. Safenowitz (Chairman), Cooper, and Coviello. The Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Committee also recommends candidates to the Board for election as officers.

The Board of Directors has determined that each member of the Committee is “independent” as such term is defined in the listing standards of the NYSE. The Nominating/Corporate Governance Committee charter includes policies with regard to stockholder recommendations of nominees to the Board of Directors.

Stockholders wishing to recommend candidates for election to the Board must supply information in writing regarding the candidate to Mr. Joshua Dicker, General Counsel and Secretary of the Company, at Getty’s executive offices. This information should include the candidate’s name, biographical data and an analysis of the candidate based on the director candidate criteria described below. The recommendation must also include all information relating to the proposed director nominee that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest under applicable securities law. Stockholders wishing to nominate a candidate must comply with the advance notice requirements in our By-Laws. Please refer to our By-Laws for more specific information. Additional information regarding proposed nominees may be requested by the Committee.

Each nominee must possess fundamental qualities of intelligence, honesty, good judgment, and high standards of ethics, integrity, fairness and responsibility. The Committee also will consider the following criteria, among others the Committee deems appropriate, including the specific needs of the Board at the time:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
•	the director’s past attendance at meetings and participation in and contributions to the activities of the Board (if applicable);
•	experience in our industry and with relevant social policy concerns;
•	understanding of our business on a technical level;
•	educational and professional background and/or academic experience in an area of our operations;
•	experience as a board member of another publicly held company;
•	practical and mature business judgment, including ability to make independent analytical inquiries;
•	“independence,” as defined by the New York Stock Exchange listing standards;
•	financial literacy;
•	standing in the community; and

•	ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths.

On the basis of the information gathered in this process, the Committee will determine which nominees to recommend to the Board. Recommendations received prior to any Committee meeting where director nominees are to be considered will be considered at that meeting. The Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. This process includes, among other things, personal interviews, discussions with professional references, background checks, credit checks and resume verification.

The Committee never has received any recommendation for a director nominee from any stockholder or group of stockholders owning more than 5% of the common stock of Getty for more than one fiscal year.

Compensation Committee

The Compensation Committee met six times in 2007. The Committee consisted of Messrs. Cooper (Chairman), Coviello and Safenowitz. The Compensation Committee is responsible for developing and, with the approval of the Board, implementing the compensation plans, policies and programs of the Company, and producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. It is the Committee’s responsibility to ensure that compensation programs are designed to encourage high performance and promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

The Compensation Committee administers Getty’s supplemental retirement plan, the stock option plan, and the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) (which is the equity compensation plan approved by the stockholders at the Annual Meeting of Stockholders in May 2004), and reviews, and recommends to the Board, for Board approval, the compensation of the directors and each of the officers of Getty.

The Compensation Committee’s charter provides that the Committee may delegate any or all of its responsibilities, except that the Committee may not delegate its responsibilities with respect to:

•	its annual review and approval of compensation for officers, directors and certain highly compensated employees;

•	its recommendation to the Chairman of the Board of any changes in non-management director compensation;

•	its management and annual review of, and responsibilities with respect to, all bonus, incentive compensation, stock option and other equity-based compensation, employee pension and welfare benefit plans;

•	any other matters that involve executive compensation; or

•	any matters where the Committee has determined that such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

The Chief Executive Officer, along with the Compensation Committee, reviews compensation for executive officers (other than the Chief Executive Officer). No executive officer other than the Chief Executive Officer plays a role in determining or recommending the amount or form of executive and director compensation. The Committee does not currently engage any consultant related to executive or director compensation.

The Board of Directors has determined that each member of the Committee is “independent” as such term is defined in the listing standards of the NYSE.

Website Access to Charters

The charters for each of the Committees, the Corporate Governance Guidelines, and our Business Conduct Guidelines (which serves as our “code of ethics” under the Sarbanes-Oxley Act of 2002 and our “code of business conduct and ethics” under the NYSE rules and covers officers, employees and directors), may be accessed through the Getty website at www.gettyrealty.com by clicking on “Corporate Governance”. Additionally, copies may be requested in writing by submitting the request to Mr. Joshua Dicker, General Counsel, at the address for Getty’s executive offices provided in this Proxy Statement. The Code of Conduct applies to all employees, officers and directors of the Company and any waivers of the Code of Conduct for directors or executive officers, if any, will be disclosed in the Company’s Annual Proxy Statement. There were no such waivers for 2007.

Contacting the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Stockholders and other interested parties who wish to direct communications to only the independent (non-management) directors of Getty (or Mr. Coviello only) may do so by sending written communications to the following address: Independent Directors (or Mr. Coviello only), c/o Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Executive Officers

In addition to Mr. Liebowitz, the Company’s executive officers are Mr. Kevin C. Shea, age 48, Executive Vice President of Getty since May 2004 (Vice President since 2001), Mr. Thomas Stirnweis, age 49, Vice President, Treasurer and Chief Financial Officer of Getty since 2003 (Corporate Controller and Treasurer since 2001) and Mr. Joshua Dicker, age 47, the General Counsel and Secretary since February 2008.

There are no family relationships between any of the Company’s directors or executive officers.

Mr. Shea has been with Getty since 1984. Prior to 2001, he was Director of National Real Estate Development for the Company.

Mr. Stirnweis joined Getty in January 2001 as Corporate Controller and Treasurer. Prior to joining Getty, he was Manager of Financial Reporting and Analysis of Marketing, where he provided services to Getty under a services agreement following the spin-off of Marketing in March 1997. Prior thereto, he held the same position at the Company from November 1988.

Mr. Dicker joined Getty in February 2008. Prior to joining Getty, he was a partner in the national law firm Arent Fox LLP, resident in its New York City office, specializing in corporate and transactional matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Discussion and Analysis describes our policies with respect to the compensation of the Chief Executive Officer and the other executive officers during fiscal 2007. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting the policies which govern base salary compensation and bonuses, as well as Getty’s retirement and profit sharing plan, supplemental retirement plan for executives, stock option plan, and incentive compensation plan, and for determining the amounts payable under these plans.

Compensation of Getty’s executive officers (with the exception of the Chief Executive Officer) is reviewed by the Chief Executive Officer with the Compensation Committee and is discussed, reviewed and approved by the full Board of Directors. The compensation of the Chief Executive Officer is discussed, reviewed and approved by the Compensation Committee.

Overview

The Compensation Committee is committed to developing and maintaining compensation policies, plans and programs which are intended to retain its executive officers. The Company’s compensation policies also are designed to promote increased stockholder values, by aligning the financial interests of Getty’s executive officers with those of its stockholders. The Company believes that its current policies, plans and programs are adequate for this purpose.

Getty’s Chief Executive Officer is the Company’s largest stockholder. Accordingly, the Company believes that he is committed to promoting the enhancement of cash flows and earnings and, consequently, increased stockholder values, and that his financial interests are aligned with those of the Company’s stockholders without regard to his compensation. In setting the Chief Executive Officer’s compensation, the Compensation Committee is guided by what is reasonable for his position in view of his daily contribution to the Company’s performance, without regard to retention.

Getty relies, to a large degree, on a combination of annual compensation and deferred compensation, including stock based grants, to retain its other executive officers, with stock based grants being viewed as the primary means of aligning the financial interests of Getty’s executive officers with those of its stockholders.

Getty’s compensation program for executive officers (other than the Chief Executive Officer) is designed to provide such officers with a total compensation package that is adequate to retain those executive officers. At the same time, the Company’s policy is to effectively manage and limit annual increases in the Company’s aggregate compensation expense.

The Compensation Committee considers regional “cost of living” increases in determining base salaries and increases thereto. Cash compensation and bonuses (when paid), deferred compensation and the number of restricted stock units and dividend equivalents (paid with regard to such restricted stock units) granted annually, are in amounts which the Compensation Committee, after due consideration of previously awarded grants, considers to be sufficient to retain its executive officers.

Section 162(m) of the Internal Revenue Code denies publicly-held corporations the federal income tax deduction for compensation in excess of $1.0 million paid to its chief executive officer and four other most highly compensated officers during a fiscal year unless the compensation is “performance-based”. At this time the compensation paid to our Chief Executive Officer and other officers do not approach the limits imposed by the Section 162(m) limitations on deductibility. In the event that the compensation of any officer approaches the Section 162(m) limitations in the future, the Compensation Committee will consider such limitations in determining such officer’s total compensation.

The primary elements of executive compensation are the following:

•	Base salary;
•	Equity incentive compensation (i.e. restricted stock units (“RSUs”) with dividend equivalents);
•	Retirement and other plans; and
•	Perquisites and other benefits.

Base Salary

The base salaries of executive officers are determined by multiplying their base salaries for the prior year by a percentage that represents a cost of living increase. That percentage increase has been three (3%) percent for each of the last three years.

Equity Incentive Compensation

2004 Incentive Compensation Plan

At the 2004 Annual Meeting of Stockholders, the stockholders approved the 2004 Plan for officers and other valued employees of the Company and its subsidiaries and members of the Board. The 2004 Plan provides for the grant of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards to eligible individuals. The 2004 Plan does not provide for the grant of stock options. The 2004 Plan also permits a grant to each employee of 10 shares of common stock on or about December 31st of each year (which, in the case of 2007, were granted to each full-time employee), as well as a grant to each employee, on each fifth anniversary of his or her employment, of 10 shares of common stock for each five years of employment.

The 2004 Plan is administered by the Compensation Committee, which has the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards.

An aggregate of 1,000,000 shares of common stock are available for grant pursuant to the 2004 Plan, subject to adjustments for stock dividends and stock splits. These shares will be authorized but unissued shares. The aggregate maximum number of shares of common stock that may be subject to awards granted under the 2004 Plan to all participants during any calendar year is 80,000.

The Compensation Committee may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent required in order to comply with any applicable law, regulation or stock exchange rule, or to increase the maximum number of shares which may be issued, in any year or in aggregate, under the 2004 Plan.

In no event may an award be granted pursuant to the 2004 Plan on or after the tenth anniversary of the last date on which Getty’s stockholders approved or amend or modify the 2004 Plan.

Stock Option

Our 1998 Stock Option Plan, as amended, that has been approved by our stockholders (the “Stock Option Plan”), authorizes the grant of long-term incentive share awards in the form of options (“Options”) to purchase shares of Getty common stock to directors, officers and other key employees of Getty and its subsidiaries. The term of the Stock Option Plan expired at the end of January 2008, and, therefore, the Compensation Committee cannot grant any more Option pursuant to the Stock Option Plan. As of December 31, 2007, 17,750 shares of Getty common stock were issuable upon the exercise of Options outstanding under the Stock Option Plan.

The Stock Option Plan is administered by the Compensation Committee. The maximum number of shares which could have been subject of outstanding Options under the Stock Option Plan was 1,100,000, subject to adjustments for stock dividends and stock splits. The maximum number of shares which may be subject to Options granted under the Stock Option Plan to any individual in any fiscal year could not exceed 250,000.

The recipients, terms (including price and exercise period) and type of Option that could have been granted under the Stock Option Plan were determined by the Compensation Committee; however, the Option price per share under the Stock Option Plan generally must have been at least equal to the fair market value of a share of Getty common stock (110% of that amount in the case of Incentive Stock Options granted to any individual who owned stock representing more than 10% of the voting power of Getty common stock) on the date the Option was granted. Historically, the exercise price of the options granted by the Company was the same as the market price at closing on the date of the grant. Options granted under the Stock Option Plan were Non-Qualified Stock Options. With certain limited exceptions, Options may not be exercised for a period of twelve months following the grant of the Option and are exercisable in installments as specified in the Stock Option Plan or the terms of each Option. The exercise period of an Option may not extend more than 10 years beyond its grant date.

In prior years, Options were granted by Getty to encourage and facilitate personal stock ownership by the directors, officers and certain other key employees and thus strengthen their personal commitment to Getty and provide a longer-term perspective to their managerial responsibilities. Mr. Driscoll was granted 5,000 Options in 2007. Except for this grant, no stock options were granted by Getty since 2002.

Generally, the Compensation Committee, to better link the officers’ and employees’ interests with those of the stockholders of Getty, pursuant to the 2004 Plan, granted equity based awards consisting of restricted stock units and dividend equivalents (paid with regard to such restricted stock units) in 2007 that were consistent with the grants made in 2006 and are intended to align the financial interests of Getty’s officers and employees with those of its stockholders.

The following chart presents information regarding Getty’s equity compensation plans, as of December 31, 2007:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by stockholders
– the Stock Option Plan	17,750		$20.73	660,870	(1)
– the 2004 Plan	39,200	(2)	$0.00	946,550	(3)
Equity Compensation Plans not approved by stockholders	None		N/A	N/A
Total	48,650			1,607,420

(1)	The term of the Stock Option Plan ran out at the end of January 2008. The Compensation Committee cannot grant any more Option pursuant to the Stock Option Plan.
(2)	Represents shares underlying outstanding restricted stock units.
(3)	The 2004 Plan permits awards of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards. There is no sublimit on any particular type of award. All awards are governed by the aggregate limit of 1,000,000 shares of common stock available under the Plan.

Retirement Plans

Getty has a retirement and profit-sharing plan with deferred 401(k) savings plan provisions (the “Retirement Plan”) for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary profit sharing contribution is determined by the Board of Directors. For the 401(k) portion of the Retirement Plan, the Board of Directors has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of the employee’s contribution to the Retirement Plan, but in no event more than 3% of the employee’s compensation.

Getty also has a supplemental retirement plan for executives (the “Supplemental Plan”). Under the Supplemental Plan, which is not qualified for purposes of Section 401(a) of the Code, a participating executive may receive in his trust account an amount equal to 10% of his compensation, reduced by the amount of any contributions allocated to the executive under the Retirement Plan. The amounts paid to the trustee under the Supplemental Plan may be used to satisfy claims of general creditors in the event of Getty’s or any of its subsidiaries’ bankruptcy. The trustee may not cause the Supplemental Plan to be other than “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended. An executive’s account vests in the same manner as under the Retirement Plan and is paid upon termination of employment. Under the Supplemental Plan, during any fiscal year the Board of Directors may elect not to make any payment to the account of any or all executives.

Summary Compensation Table

The following table sets forth information about the compensation of the Chief Executive Officer and each of the other executive officers of Getty (the “Named Executive Officers”) for services in all capacities to Getty and its subsidiaries during the periods indicated.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards(2) $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation(3) $	Total Compensation $
Leo Liebowitz Director and Chief Executive Officer	2007 2006 2005	382,546 372,656 361,802	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	72,334 71,185 71,339	454,880 443,841 433,141
Kevin C. Shea Executive Vice President	2007 2006 2005	206,688 201,576 195,700	0 0 0	49,594 34,860 20,377	0 1,202 4,570	0 0 0	0 0 0	34,747 33,828 34,129	291,029 271,466 254,776
Thomas Stirnweis Vice President, Treasurer and Chief Financial Officer	2007 2006 2005	201,475 196,266 190,550	0 0 0	49,594 34,860 20,377	0 1,202 4,570	0 0	0 0	34,603 33,715 34,071	285,672 266,043 249,568
Andrew M. Smith(4) Former President, Secretary and Chief Legal Officer	2007 2006 2005	257,681 254,616 247,200	0 0 0	61,375 52,290 30,566	0 0 0	0 0 0	0 0 0	430,487 40,431 39,540	749,543 347,337 317,306

(1)	Stock awards are in the form of restricted stock units. Getty generally records compensation expense with respect to the grant of awards under the 2004 Plan using the fair value method of accounting. Under generally accepted accounting principles, Getty will record compensation expense for a restricted stock award equal to the excess of the fair market value of the award determined as of the date of the grant over the amount (if any) the participant pays for the stock, and will recognize this amount as compensation expense ratably over any applicable service vesting period. The future value of future dividends is assumed to be reflected in the closing per share price of the common stock, and, consequently, in the fair value of each award. Therefore, the dividend equivalents paid on restricted stock units are not shown separately in this table. Awards subject to performance vesting conditions will result in similar compensation expense measured at the grant date, which may be adjusted periodically as vesting becomes more or less likely, and amounts recognized as compensation expense in any period in which vesting occurs. Getty will charge retained earnings in the amount of any payment of dividend equivalents granted under the 2004 Plan. We pay dividends on restricted stock units only to the extent dividends are declared on shares of our common stock; the restricted stock units are not entitled to any preferential dividends. See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2007, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	The Company granted 5,000 stock options to Mr. Driscoll in 2007. Except for this grant, no stock options were granted by Getty since 2002. The fair value of the stock option grants is recognized as compensation expense ratably over the four year vesting period of the options. The fair value of the Options granted during the years ended December 31, 2007, 2002 and 2001 were estimated as $3.51, $0.56 and $1.79 per share, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31,
	2007	2002	2001
Expected Dividend Yield	6.7%	9.0%	10.2%
Expected Volatility	25%	18%	35%
Risk-free interest rate	3.6%	3.6%	4.5%
Expected life of options (years)	7	7	7

See also Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2007, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	All Other Compensation includes (x) perquisites and other personal benefits received by the Named Executive Officers that exceeded $10,000 in the aggregate for the fiscal year specified below, and (y) Company profit sharing contributions to the defined contribution Getty Realty Corp. Retirement and Profit Sharing Plan, including matching contributions under the 401(k) provisions, Getty contributions to the Getty Realty Corp. Supplemental Retirement Plan for Executives, life insurance premiums and the portion of severance benefits paid to Mr. Smith in 2007 that was not previously accrued, as set forth in the following table:

Name	Year	Profit Sharing Contribution $	Company Match Under 401(k) Provisions $	Supplemental Retirement Plan $	Life Insurance(a) $	Perquisites and Other Personal Benefits(b) $	Severance Benefits $	Total All Other Compensation $
Leo Liebowitz	2007 2006 2005	3,525 3,458 3,300	0 0 0	35,854 34,772 35,084	19,755(c) 19,755(c) 19,755 (c)	13,200 13,200 13,200	0 0 0	72,334 71,185 71,339
Kevin C. Shea	2007 2006 2005	3,502 3,458 3,300	6,716 6,392 6,300	12,091 11,640 12,288	3,438 3,338 3,241	9,000 9,000 9,000	0 0 0	34,747 33,828 34,129
Thomas Stirnweis	2007 2006 2005	3,393 3,458 3,300	6,552 6,233 6,300	12,310 11,774 12,315	3,348 3,250 3,156	9,000 9,000 9,000	0 0 0	34,603 33,715 34,071
Andrew M. Smith	2007 2006 2005	(2,179)(d) 3,458 3,300	1,666(d) 2,103 6,300	(14,461)(d) 21,654 16,847	3,619 4,216 4,094	7,500 9,000 9,000	434,652(e) 0 0	430,487 40,431 39,540

(a)	Except as provided in (c) below, all life insurance policy premiums relate to term life insurance policies.
(b)	Perquisites and Other Personal Benefits consist only of an automobile allowance.
(c)	Amount includes payment by the Company of 25% of the $75,626 fixed annual premium for a 10-year universal life insurance policy owned by Mr. Liebowitz. Mr. Liebowitz pays the remaining 75% of that premium.
(d)	Net of forfeitures representing unvested benefits relating to the respective plans. Mr. Smith resigned his positions with the Company in late October 2007.
(e)	Includes $196,690 of severance payments and $237,652 representing accelerated vesting of restricted stock units previously awarded to Mr. Smith.
(4)	Mr. Smith resigned his positions with the Company in late October 2007 and the amounts reflected herein for 2007 include amounts related to the severance agreement with Mr. Smith, a copy of which was previously filed by the Company with the SEC.

Grants of Plan-Based Awards

Name	Board Action Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Leo Liebowitz	— — —	2006 2005 2004	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Andrew M. Smith	2/15/2007 2/16/2006 2/24/2005	3/1/2007 3/1/2006 3/1/2005	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	3,750 3,750 3,750	0 0 0	111,000 108,000 110,123
Kevin C. Shea	2/15/2007 2/16/2006 2/24/2005	3/1/2007 3/1/2006 3/1/2005	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	2,500 2,500 2,500	0 0 0	74,000 72,000 73,415
Thomas Stirnweis	2/15/2007 2/16/2006 2/24/2005	3/1/2007 3/1/2006 3/1/2005	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	2,500 2,500 2,500	0 0 0	74,000 72,000 73,415

(1)	Grant date fair value is calculated based on the closing price of the Company’s common stock on the grant date. The grant date fair value for the board action date of February 24, 2005 includes $9,060 for Mr. Smith and $6,040 for each of Mr. Shea and Mr. Stirnweis related to the modification of the June 1, 2004 awards. See Note 8 to Getty’s Consolidated Financial Statements for the year ended December 31, 2007, included in Getty’s Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as to outstanding restricted stock units held by each of the Named Executive Officers at December 31, 2007. There were no Options held by such officers at year end.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Leo Liebowitz	0	0	0	N/A	N/A	0	0	0	0
Andrew M. Smith(1)	0	0	0	N/A	N/A	0	0	0	0
Kevin C. Shea(2)	0	0	0	N/A	N/A	6,800	181,424	0	0
Thomas Stirnweis(3)	0	0	0	N/A	N/A	6,800	181,424	0	0

(1)	Vesting of 14,250 restricted stock units owned by Mr. Smith was accelerated and then settled for $405,128 in cash at the election of the Compensation Committee as a result of Mr. Smith’s resignation from the Company in late October 2007.
(2)	In addition to his 6,800 unvested restricted stock units, Mr. Shea had 2,700 vested restricted stock units outstanding at December 31, 2007. Mr. Shea’s restricted stock units vest at the rate of 20% per year. Vested restricted stock units are settled upon termination of employment with Getty.
(3)	In addition to his 6,800 unvested restricted stock units, Mr. Stirnweis had 2,700 vested restricted stock units outstanding at December 31, 2007. Mr. Stirnweis’ restricted stock units vest at the rate of 20% per year. Vested restricted stock units are settled upon termination of employment with Getty.

Option Exercises and Stock Vested

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leo Liebowitz	0	0	0	0
Kevin C. Shea	0	0	1,400	40,580
Thomas Stirnweis	0	0	1,400	40,580
Andrew M. Smith(1)	0	0	0	0

(1)	Vesting of 14,250 restricted stock units owned by Mr. Smith was accelerated and then settled for $405,128 in cash at the election of the Compensation Committee as a result of Mr. Smith’s resignation from the Company in late October 2007.

Nonqualified Deferred Compensation (also referred to as the Supplemental Retirement Plan)

Name	Aggregate Balance at 12/31/06 ($)	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)		Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/06 ($)
Leo Liebowitz	1,385,550	0	34,772		143,983	0	1,564,305
Kevin C. Shea	114,026	0	11,640		7,004	0	132,670
Thomas Stirnweis	94,071	0	11,774		5,398	0	111,243
Andrew M. Smith	45,438	0	7,193	(1)	5,214	57,845	0

(1)	Represents contributions of $21,654 net of forfeitures of $14,461 related to unvested benefits.

Nonqualified deferred compensation represents the balances accumulated under the Supplemental Retirement Plan of Executives. The Company contributions in 2007 equals the amount included in all other compensation for the supplemental retirement plan attributable to 2006.

Potential Payments Upon Termination or Change in Control

In December 1994, Getty entered into agreements with certain key employees that, as amended, require Getty, under certain circumstances, to pay at least a minimum guaranteed annual compensation to such employee as long as he or she remains a Getty employee. The agreements also require Getty, in the event of a change of control and termination of employment by Getty without cause, or if the employee is assigned to materially less favorable job responsibilities, to make payments to such individual at an annual rate of not less than the minimum guaranteed annual compensation, reduced by the amount of compensation the individual receives from any other employer during the covered period. Mr. Stirnweis currently is the only employee covered by these arrangements, and his agreement has a 12-month benefit period.

Pursuant to a long-standing arrangement, upon the death of Mr. Liebowitz, benefits in an amount equal to twelve months’ salary will be paid to his estate. In the event of termination of Mr. Liebowitz’ employment due to illness or incapacity for a period of one year or longer, benefits equal to twenty-four months’ salary will be payable to Mr. Liebowitz.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Milton Cooper	$33,000	0	0	0	0	0	$33,000
Philip E. Coviello	$39,000	0	0	0	0	0	$39,000
Howard Safenowitz	$35,000	0	0	0	0	0	$35,000
David Driscoll	$29,000	$4,455	$2,745	0	0	0	$36,200

Directors receive annual retainer fees of $20,000, except that the Chairman of the Audit Committee receives an annual retainer fee of $22,000. Directors also receive Committee and Board meeting fees of $1,000 for each meeting attended, except for telephonic meetings, for which the fee is $500. The Chairman of the Audit Committee receives $1,500 for each Audit Committee meeting, except for telephonic meetings for which he receives $750. Directors who are employees of Getty do not receive retainers or Board meeting fees. Each of Messrs. Coviello and Safenowitz are eligible to receive awards under the 2004 Plan. The Company granted 5,000 stock options and 5,000 restricted stock units to Mr. Driscoll in 2007.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal year 2007 were Messrs. Cooper, Safenowitz and Coviello.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Milton Cooper (Chairman)
Philip Coviello
Howard Safenowitz

REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

This report addresses our compliance with rules of the SEC and the listing standards of the NYSE designed to enhance audit committee effectiveness, to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies.

Independence/Qualifications

The Board of Directors has determined that each member of the Audit Committee satisfies the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the SEC and, therefore, is “independent”, that each member who served on the Audit Committee for 2007 is “financially literate” as such term is defined in the listing standards of the NYSE. The Board has also determined that Mr. Coviello and Mr. Driscoll each qualifies as an “audit committee financial expert” under the relevant rules of the SEC and each has the requisite accounting/financial management expertise required by the listing standards of the NYSE.

Sarbanes-Oxley Act Compliance

During the past year, the Audit Committee met regularly with management to assure that the Company’s internal financial controls continued to meet applicable standards under the Sarbanes-Oxley Act and are compliant with the listing standards of the New York Stock Exchange. The Company’s internal financial controls were reviewed and tested by PricewaterhouseCoopers LLP, our independent auditors, who have issued an unqualified audit report on our internal financial controls. Their report is included with the consolidated financial statements in our Annual Report to Shareholders. At the Audit Committee meeting held on March 17, 2008, the Committee reviewed our internal financial controls with management and PricewaterhouseCoopers LLP, and determined that Getty is in compliance with the requirements applicable to it.

Financial Statements

With regard to our audited financial statements, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP;
(2)	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61, as modified or supplemented;
(3)	(a) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and (b) discussed with PricewaterhouseCoopers LLP their independence;
(4)	reviewed, and discussed with management, management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and
(5)	based upon the review and discussions set forth in paragraphs (1) through (4) above, recommended to Getty’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Prior to filing with the SEC of each of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007, the Audit Committee Chairman or another member of the Audit Committee, reviewed with the Company’s management and PricewaterhouseCoopers LLP the Company’s interim financial results to be included in such reports and the matters required to be discussed by SAS 61.

The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.

Audit Committee:
Philip Coviello (Chairman)
Howard Safenowitz
David Driscoll

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 21, 2008, the Audit Committee appointed the firm of PricewaterhouseCoopers LLP, subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the year ending December 31, 2008 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. As long as a quorum is present, a majority of votes cast at the meeting is necessary to ratify the appointment of the independent registered public accounting firm.

The Audit Committee’s Pre-Approval Policy requires pre-approval of services to be provided by PricewaterhouseCoopers LLP. The Policy authorizes the Audit Committee to delegate to one or more of its members, and the Audit Committee has delegated to each of its members, authority to pre-approve non-audit services. Each member is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All (100%) of the non-audit services performed by PricewaterhouseCoopers LLP in 2006 and 2007 were pre-approved by the Audit Committee.

The fees paid to PricewaterhouseCoopers LLP, our principal independent registered public accounting firm, during 2006 and 2007 were as follows:

	2006	2007
(a) Audit Fees(1)	$370,500	$622,800
(b) Audit-Related Fees (assurance and related services reasonably related to audit or review of financial statements not reported under (a))(2)	$0	$70,000
(c) Tax Fees (professional services for tax compliance, advice and planning)(3)	$105,000	$135,500
(d) All Other Fees (not reflected in (a) – (c))	$0	$0

(1)	Includes the aggregate fees and expenses estimated or billed for professional services rendered by PricewaterhouseCoopers LLP for the integrated audit of the Company’s annual consolidated financial statements for the fiscal year and of its internal control over financial reporting as of year end and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year.
(2)	For 2007 represents fees related to the audit of the financial results of the properties acquired from various subsidiaries of FF-TSY Holding Company II, LLC (the successor to Trustreet Properties, Inc.).
(3)	For 2007, includes $100,500 for federal and state tax compliance and $35,000 for tax related advisory services. For 2006, includes $90,000 for federal and state tax compliance and $15,000 for tax related advisory services.

Representatives of the firm of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS GETTY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2008.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE
2009 ANNUAL MEETING

Stockholder proposals to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by December 7, 2008. Any stockholder proposal or director nomination to be presented at our 2009 Annual Meeting of Stockholders that is not intended to be included in our proxy statement will be considered “untimely” if we receive it before February 17, 2008 or after March 19, 2008. Such proposals and nominations also must be made in accordance with our Bylaws. An untimely proposal may be excluded from consideration at our 2009 Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty’s officers and directors are required to file reports of ownership and changes in ownership of Getty equity securities with the SEC and the NYSE. Copies of these reports are required to be furnished to us. Based on our review of the Forms 4 that we received during fiscal 2007 and the Forms 5 that we received with respect to fiscal 2007, and written representations provided by our directors and officers, Getty believes that during fiscal 2007 all of our officers and directors complied with the Section 16(a) requirements.

CERTIFICATIONS

On June 14, 2007, in accordance with Section 303A.12 of the Listed Company Manual of the New York Stock Exchange, our Chief Executive Officer certified to the New York Stock Exchange that he was not aware of any violation by our Company of NYSE corporate governance listing standards as of that date.

On March 17, 2008, our Chief Executive Officer and Chief Financial Officer each filed the certification required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to our Annual Report on Form 10-K for fiscal year ended December 31, 2007.

OTHER MATTERS

Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments or postponements thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

Record holders may vote by returning the enclosed proxy by mail or by attending the meeting and voting in person. If your shares are held in “street name”, which means they are held for your benefit in the name of a broker, bank or other intermediary, you will receive instructions from your broker, bank or other intermediary on how you can indicate the votes you wish to cast with respect to your shares. Please be aware that beneficial owners of shares held in “street name” may not vote their shares in person at the meeting unless they first obtain a written authorization to do so from their bank or broker. The proxy may be revoked at any time prior to its exercise. Record holders may revoke their proxy by voting at the meeting or by submitting a later-dated proxy prior to the meeting to the Secretary of the Company at the address on the first page of this proxy statement. If your shares are held in “street name”, you must contact your broker for instructions on revoking your proxy. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.

April 16, 2008

By Order of the Board of Directors,

/S/ JOSHUA DICKER
Joshua Dicker
Secretary and General Counsel

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
GETTY REALTY CORP.

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Getty Realty Corp. hereby constitutes and appoints LEO LIEBOWITZ and THOMAS STIRNWEIS, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the meeting (or if only one shall be present and acting at the meeting then that one), all of the common shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the corporation to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 15, 2008, at 3:30 pm and at any adjournments or postponements thereof.

COMMON

	For	With-hold	For All Except
1. ELECTION OF DIRECTORS. FOR all nominess listed (except as marked to the contrary below)	☐	☐	☐

Nominees: M. Cooper, P. Coviello, L. Liebowitz, H. Safenowitz, D. Driscoll

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, mark "For All Except" and write the name(s) of such nominee(s) in the space provided below.

____

	For	Against	Abstain
2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.	☐	☐	☐
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

Receipt is acknowledged of notice and proxy statement for the foregoing meeting and of annual report to stockholders for the fiscal year ended December 31, 2007.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder or, if no direction is made, will be voted "FOR" items 1, 2 and 3.

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above — Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GETTY REALTY CORP.

125 Jericho Tpke., Suite 103, Jericho, NY 11753

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized officer.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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